Benson Salloum Watts LLP
270 Highway 33 W
Kelowna BC V1X 1X7
(250) 491-0206

CERTIFIED

TD Canada Trust
Unit 47-301 Hwy 33 W.
Kelowna BC
V1X1X8

4560

DATE 1 2 0 6 2 0 1 0
M M D D Y Y Y Y

PAY ************** Sixty Two Thousand dollars ****************** $62,000.00

TO THE ORDER OF Space Globe Technologies Ltd.

Benson Salloum Watts LLP - TRUST

Per:

Per:

9364 5200417

⑈4560⑈ ⑆93640⑉004⑆ 9011500⑈

TRUST ACCOUNT ACCOUNT: TD Canada Trust

Date 06 Dec 2010 PAID TO Space Globe Technologies Ltd. CHEQUE NO: 4560

Client	Cheque Description	Amount	Client	Cheque Description	Amount
45860	jh	$62,000.00			

JOHN Copy of Certified Cheque that Mike is bringing to Vancouver for you.

Harold

Total $62,000.00

Canada Trust

Branch: 9364 RUTLAND PLAZA 33
301 HIGHWAY 33 WEST UNIT 47
KELOWNA, BC

Date: Dec 6, 2010, 03:26 PM
Ref #: 0097253973 - ZGRA

From: 9364-5200417 Certified Cheque
BENSON SALLO 62,000.00

To: 9364-115 Cert Chq Date:
Dec 06 2010 #: 4560
Pay To: Space Globe Technologies Ltd.
Desc: 93645200417 Benson 62,000.00

To: 9364-225 CC - Account Holder Fee 10.00

From: Customer Cash (Cash In) 20.00

To: Customer Cash (Cash Out) 10.00

Cash In: CAD
1 x 20 = 20.00
TOTAL = 20.00

Customer Signature